SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

September 12, 2000
(Date of Report (Date of Earliest Event Reported))

COVAD COMMUNICATIONS GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

000-25271
(Commission File Number)

Delaware (State or Other Jurisdiction of Incorporation)	77-0461529 (I.R.S. Employer Identification of No.)

2330 Central Expressway, Santa Clara, California (Address of Principal Executive Offices)	95050 (Zip Code)

(408) 987-1000
(Registrant’s telephone number, including area code)

Item 2.   Acquisition or Disposition of Assets.

             On September 21, 2000, Covad Communications Group, Inc. (“Covad” or the “Company”) completed its acquisition (the “ Acquisition”) of Loop Holdings Europe APS (“Loop Holdings”), a Danish entity which owns preferred shares representing 70% of Loop Telecom, S.A., a Spanish full-service broadband service provider for small and medium-sized businesses, pursuant to the terms of the previously reported Acquisition Agreement, dated as of September 8, 2000, among Covad, Greenaway Holdings Ltd., a British Virgin Islands company, Loop Holdings, Loop Telecom, S.A., a Spanish Corporation (“Loop”), and the shareholders of Loop. The consideration for the Acquisition was $15 million in cash, a note for $15 million payable six months after the closing and a note for $20 million payable one year after closing. A current report on Form 8-K (the “Form 8-K”) was filed September 27, 2000 reporting such event. This current report on Form 8-K/A sets forth that neither financial statements nor pro forma financial information originally omitted from the Form 8-K in accordance with the rules and regulations of the Securities and Exchange Commission are required to be filed pursuant to such rules and regulations.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

             Financial statements of business acquired:

               Not applicable.

             Pro forma financial information:

               Not applicable.

             Exhibits:

               None.

SIGNATURE

             Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: November 22, 2000		COVAD COMMUNICATIONS GROUP, INC.
	By:	/s/ Dhruv Khanna

Name: Dhruv Khanna Title: Executive Vice President, General Counsel and Secretary